Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the 2002 Stock Option Plan of Analex Corporation of our report dated February 13, 2004, with respect to the consolidated financial statements of Analex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

McLean, Virginia

April 6, 2004